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                                                                    EXHIBIT 3.7


                                                                          [SEAL]

                            ARTICLES OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                        WILLIAMS BROS. CONSTRUCTION, INC.

     Pursuant to the provisions of the Washington Business Corporation Act, the undersigned hereby adopt the following Articles of Amendment to its Articles of
Incorporation:

     1. The name of the corporation is WILLIAMS BROS. CONSTRUCTION, INC.

     2. The FIRST paragraph of the Articles of Incorporation shall be amended as follows:

     "FIRST: The name of the corporation shall be GNE INVESTMENTS, INC."

     3. The date that said amendment was adopted by the Stockholder and Directors of the corporation was December 2, 1998.

     4. The number of shares of the corporation outstanding at the time of the adoption of the said amendment was Fifteen Thousand (15,000) shares and the number of shares entitled to vote upon said amendment was Fifteen Thousand (15,000) shares.

     5. The number of shares voting in favor of the foregoing amendment was Fifteen Thousand (15,000) shares.

     DATED and EXECUTED this 2nd day of December, 1998.


                                        /s/ Gerald R. Williams
                                        -----------------------------
                                        GERALD R. WILLIAMS, President

ATTEST:

/s/ [ILLEGIBLE] Assistant Secretary
-----------------------------------
MICHAEL TAYLOR, Secretary